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                                 EXHIBIT 10.22

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                     1997 KEY EMPLOYEE STOCK PURCHASE PLAN

                            PARTICIPATION AGREEMENT


     THIS PARTICIPATION AGREEMENT ("Agreement") made as of November 3, 1997 (the "Effective Date"), between ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation (the "Company"), and MICHAEL C. JOHNSEN (the "Employee").

                                   RECITALS:

     WHEREAS, the Company adopted the 1997 Key Employee Stock Purchase Plan (the "Plan") by vote of the Board of Directors as of October 31, 1997; and

     WHEREAS, the Board of Directors has determined that it is to the advantage and best interest of the Company and its stockholders to permit the Employee to participate in the Plan and to enter into this Agreement, to encourage the Employee to own shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), as an inducement for the Employee to remain in the service of the Company and its subsidiary corporations, and as an incentive for increased effort during such service;

     NOW, THEREFORE, in consideration of the mutual covenants contained in this contract, the parties agree as follows:

1. Participation in the Plan. The Company hereby permits the Employee to participate, and the Employee hereby elects to participate, in the Plan, subject to all of the terms, conditions and provisions of the Plan and this Agreement.

2.   Manner of Participation.

     (a) Amount of Common Stock. Pursuant to the Plan, the Employee shall be permitted to purchase, in the Company's currently pending underwritten public offering of Common Stock (the "Public Offering") or from the Company, as determined by the Company, shares of Common Stock with an aggregate value of up to $999,990.50 (the "Shares"), which amount shall not exceed five (5) times the Employee's current annual base salary. Such purchase must occur, if at all, on or within thirty (30) days following the Effective Date, or the rights granted in Section 1 and this Section shall terminate.

     (b) Purchase Price. The purchase price per Share hereunder (the "Purchase Price") shall equal, with respect to purchases in the Public Offering, the public offering price set forth on the cover page of the final prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933 (the "1933 Act"), and thereafter, the reported last sale price per share of Common Stock on the business day immediately preceding the date of purchase.

     (c) Loan from the Company. The Company shall finance fifty percent (50%) of the purchase price of the Shares through a loan from the Company. Such loan shall be evidenced by a promissory note (the "Note"), in form and substance acceptable to the Company, which indebtedness shall be a full recourse obligation of the Employee, shall be secured by all of the Shares and shall bear interest at the rate of six and one one-hundredth percent (6.01%) per


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annum. The outstanding principal and accrued interest under the Note will be payable, in one lump-sum payment, on the earlier of (i) November 3, 2002, or
(ii) termination of the Employee's employment with the Company; provided, however, that a proportionate amount (equal to the amount by which the number of Shares sold or transferred bears to the total number of Shares purchased) of the outstanding principal and accrued interest under the Note shall be immediately due and payable upon the sale or transfer of any of the Shares.

     (d) Risk-Sharing. For so long as the Employee shall remain an employee of the Company, the following provisions shall apply with respect to the Shares:

          (i) The Employee shall be solely responsible for one hundred percent (100%) of any losses occurring with respect to the sale or transfer by the Employee of any of the Shares prior to the third anniversary of the Effective Date.

          (ii) The Employee shall be entitled to fifty percent (50%) of any gains (with the Company being entitled to the other fifty percent (50%) of any such gains), occurring with respect to the sale or transfer by the Employee of any of the Shares prior to the third anniversary of the Effective Date.

          (iii) The Employee shall be entitled to one hundred percent (100%) of any gains occurring with respect to the sale or transfer by the Employee of any of the Shares on or following the third anniversary of the Effective Date, but on or prior to the fifth anniversary of the Effective Date.

          (iv) The principal amount of the Note shall be reduced by fifty percent (50%) of any losses occurring with respect to the sale or transfer by the Employee of any of the Shares on or following the third anniversary of the Effective Date, but on or prior to the fifth anniversary of the Effective Date.

      (e) Grant of Stock Options. Promptly following purchase of the Shares by the Employee, the Company shall grant to the Employee, under the COmpany's 1994 Incentive Stock Plan (the "Option Plan"), options (the "Options") to purchase an aggregate of three (3) times the number of Shares. The Options shall be granted subject to the terms and conditions of the Option Plan. The Options shall become exercisable beginning on the seventh anniversary of the Effective Date at an exercise price equal to the Purchase Price. In the event, however, that on the fifth anniversary of the Effective Date, the Employee is then employed by the Company and has repaid in full all outstanding indebtedness and accrued interest under the Note and under that certain Promissory Note, of even date herewith, from the Employee to Dr. Gasper Lazzara, Jr. and Mr. Bartholomew F. Palmisano, Sr., or has made such arrangements and executed such documentation, in form and substance satisfactory to the Company, for the prompt repayment of such indebtedness and accrued interest, then the exercise date of a number of Options equal to three (3) times the number of Shares held by the Employee on such fifth anniversary will be accelerated to such fifth anniversary.

3. Subject to Provision of Plan. This Agreement and the rights and benefits provided for herein are granted pursuant to the Plan and are governed by and subject to all the terms and


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conditions and provisions of the Plan, as it exists on the date of this
Agreement and as the Plan is amended from time to time. A copy of the Plan is attached hereto as Exhibit A and made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. By executing this Agreement, the Employee affirms that he or she has carefully read this Agreement and the Plan and agrees to be bound by the terms and conditions thereof.

4. Transferability. This Agreement and the rights and benefits hereunder are not transferable or assignable.

5. Committee Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy which may arise under the Plan or this Agreement shall be determined by the Compensation Committee (the "Committee") of the Company's Board of Directors, or by such Board of Directors, in its sole discretion. Such decision by the Committee or Board of Directors, as applicable, shall be final and binding.


6. Status of Participant. The Employee shall not be deemed a stockholder of the Company with respect to any of the shares of Common Stock subject to the Plan or this Agreement, except to the extent that such shares shall have been purchased and transferred to him or her.

7. Securities Act of 1933. Unless at the time of purchase of shares of Common Stock pursuant to this Agreement, there is an effective registration statement filed with the Securities and Exchange Commission (the "SEC") under the 1933 Act, with respect to such sale of such shares of Common Stock, the Employee's rights to purchase shares of Common Stock hereunder shall be subject to the delivery to the Company of a letter, in form satisfactory to the Company's counsel: (a) representing that the Employee intends to acquire such shares of Common Stock for investment for his or her own account and without a view to the resale or distribution thereof; and (b) agreeing that such shares of Common Stock shall not be sold or transferred by him or her in the absence of an effective registration statement filed with the SEC under the 1933 Act with respect to such transfer or an opinion of counsel satisfactory to the Company that such sale or transfer is not required to be registered under the 1933 Act or any applicable state securities law.

8. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or the Employee may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows: Orthodontic Centers of America, Inc., 3850 North Causeway Boulevard, Suite 990, Metairie, Louisiana 70002, Attention: Chief Financial Officer. Notices to the Employee shall be hand delivered to the Participant on the premises of the Company or its subsidiaries, or mailed to the last address shown on the records of the Company.

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9.   Information Confidential.  The Employee agrees that he or she will keep confidential all information and knowledge that the Employee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

10. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Florida, without regard to the principles of conflicts of laws thereof.


11. Section 16. If the Employee is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, by virtue of his or her status as an officer, director or ten percent (10%) or greater beneficial stockholder of the Company, the Employee further affirms that he or she has not sold shares of Common Stock during the six (6) month period immediately preceding the Effective Date.

12. Miscellaneous. The Agreement contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise, or condition in connection therewith not incorporated herein shall not be binding upon either party. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his or her hand hereto on the day and year first above written.


                         ORTHODONTIC CENTERS OF AMERICA, INC.


                         By: /s/ Bartholomew F. Palmisano, Sr.
                            --------------------------------------
                         Name:  Bartholomew F. Palmisano, Sr.
                         Title: Secretary

                         EMPLOYEE:


                             /s/   Michael C. Johnsen
                         --------------------------------------
                         Michael C. Johnsen

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